WELLS REAL ESTATE FUND XIV, L.P.

EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. 1350)

In connection with the Quarterly Report of Wells Real Estate Fund XIV, L.P. on Form 10-Q for the quarterly period ended September 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Leo F. Wells, III, Chief Executive Officer of the corporate General Partner of the Registrant, and Douglas P. Williams, Chief Financial Officer of the corporate General Partner of the Registrant, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that, to the best of our knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ LEO F. WELLS, III
Leo F. Wells, III Principal Executive Officer November 13, 2006

/s/ DOUGLAS P. WILLIAMS
Douglas P. Williams Principal Financial Officer November 13, 2006